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                                                                   EXHIBIT 10.36


                                                        Raymond C. Avansino, Jr.
                                                         161 West Liberty Street
                                                              Reno, Nevada 89501


October 10, 1996



Mr. Stephen F. Bollenbach
President and Chief Executive Officer
Hilton Hotels Corporation
9336 Civil Center Drive
Beverly Hills, California 90210


Dear Mr. Bollenbach:

     This letter sets forth and confirms the following understandings and agreements between myself and the Hilton Entities (defined below) respecting the offer of termination of my contractual and business relationships with the Hilton Entities and my offer to resign as a consultant and director of the Hilton Entities:

     1. For purposes of this letter agreement, the term (a) Hilton Entities means Hilton Hotel Corporation and all its subsidiary corporations and its successors and assigns: (b) Hilton Parties means Hilton Entities and their respective officers, directors, employers, and shareholders, successors and assigns.

     2. I hereby voluntarily offer to resign any and all offices and positions as a director which I may hold with any of the Hilton Entities, and voluntarily offer to terminate all consulting relationships which I may have with any of the Hilton Entities. If accepted, these resignations will be effective as of that date.

     3. Effective immediately upon your acceptance of this Letter, (a) I will be entitled to receive, without abatement, reduction, set-off or defense, the payments, options and other compensation listed and described on Exhibit A hereto as and when specified therein, (b) I will be deemed and treated as having become fully vested in the stock options specified on Exhibit A, and all actions necessary to fully vest those options will be deemed to have occurred. Further, you will cause the appropriate Hilton Entities to amend the applicable stock plans and to grant me the right to exercise all options heretofore awarded on or before April 28, 1998. In the event that the stock plan has not been amended by December 15, 1996, then on or before December 31, 1996 the appropriate Hilton Entities shall pay me $3,043,912 as full payment and compensation for the options which I own and which have not vested as of this date, without regard to options which have already vested which I continue to hold, absolutely and


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unconditionally and without being subject to any abatement, reduction, set-off, defense or counterclaim. All payments now or hereafter owed to me by any of the Hilton Entities are absolute and unconditional and shall be due and payable without being subject to any abatement, reduction, set-off, defense, or counterclaim.

     4. Upon your acceptance, I will be entitled to all rights of indemnification currently provided to any officer or director of any of the Hilton Entities under any of the Hilton Entities' respective Articles of Incorporation, By-Laws or Resolutions (without amendment or change).

     5. Neither party will make any public statement or announcement to anyone concerning the resignations or the termination of my relationships and associations with the Hilton Entities except to state that I have voluntarily offered to resign.

     I hereafter will not publicly disparage or denigrate the Hilton Entities or any of their officers or directors, and the Hilton Parties hereafter will not publicly disparage or denigrate me, except that this does not prohibit anyone from truthfully testifying in any proceeding.

     6. I waive any and all rights to request a service letter and agree not to request any such letter.

     7. I hereby release, relinquish, and give up (and agree not to file any suit with respect to) any and all claims, suits, and causes of action which I may have or hold against any of the Hilton Parties in any way arising out of, relating to, or resulting from (a) my consulting relationships, or my services as a director for, any of the Hilton Entities or the termination thereof, (b) any fact or conduct occurring prior to this date, (c) any employment or business custom, practice, or policy of any of the Hilton Entities, (d) any agreement between me and any of the Hilton Entities,
(e) any conduct or decision of any of the Hilton Parties which in any way affected me. However, this does not constitute a release of any claim for breach of any term of this Agreement, or my rights, if any, to any benefit due me under any stock option or other compensation or benefit plan, or any claims arising after the date this Agreement is executed.

     8. The Hilton Parties hereby release, relinquish and give up (and agree not to file any suit with respect to) any and all claims, suits, actions and causes of action which any of them may have or hold against me in any way arising out of, resulting from or existing by reason of (a) my consulting relationships, or my services as a director for, any of the Hilton Entities or the termination thereof, (b) any fact or conduct occurring prior to this date, (c) any services or advice I provided to or on behalf of any of the Hilton Parties, (d) any agreement between me and any of the Hilton Entities,
(e) any conduct or decision by me which in any way


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affected any of the Hilton Parties. This, however, does not constitute a release of any claim for a breach of this Agreement.

     9. The foregoing payments and agreements are made without any admission as to fault, liability, wrongdoing or the validity of any other party's position by me or any of the Hilton Parties, and we each expressly deny any and all fault, liability and wrongdoing.

     10. This Agreement contains the entire agreement between the parties concerning the subject matter hereof and supersedes all prior oral and written communications and agreements between the parties concerning such subject matter. The Hilton Parties shall pay upon request the costs and expenses (including attorney's fees) incurred by me in connection with the negotiation, preparation and execution of this Agreement, and related services. Neither this Agreement, nor any of its terms, may be waived, added to, changed or altered except in a writing signed by me and you.

     11. I acknowledge that I have carefully read this Agreement, understand all its terms, and have signed it voluntarily with full knowledge of its significance after adequate opportunity for consideration and consultation with my attorneys and/or advisors and after having been advised to consult an attorney before signing this Agreement. I represent that no payments or considerations have been promised to me for executing and delivering this Agreement other than the payments, agreements, and benefits described herein, which payments, benefits and agreements constitute adequate and sufficient consideration for the claims herein released and my other agreements outlined in this agreement.

     This Agreement shall be governed by and construed and interpreted according to the laws of the State of Delaware except to the extent the laws of the United States apply.

     12. In any action to enforce or recover for a breach of this Agreement, the party who establishes by final judgment either a breach of or enforces this Agreement shall be entitled to recover the costs and reasonable attorneys' fees incurred to so enforce the Agreement or establish such breach in addition to and not in lieu of any other rights and remedies to which such party may be entitled.

     Please signify your confirmation and agreement to the foregoing by signing below where indicated.

     THIS AGREEMENT CONTAINS A RELEASE OF ALL CLAIMS: READ IT CAREFULLY.



                                  /s/ Raymond C. Avansino, Jr., attorney-in-fact
                                  ______________________________________________
                                  Raymond C. Avansino, Jr.


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Accepted, confirmed and
agreed to as of the date
of this letter



HILTON HOTELS CORPORATION



By /s/ Stephen F. Bollenbach
   ________________________________
   Stephen F. Bollenbach
   On behalf of the Hilton Entities

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EXHIBIT A

RAYMOND C. AVANSINO, JR.                                        ID: ###-##-####
1018 La Rue Avenue
RENO, NV 83509

I.   STOCK OPTIONS
--------------------------------------------------------------------------------
OPTION DETAIL
--------------------------------------------------------------------------------
Option Number                   L-3915          Option Type                   NQ
Option Date                    3/11/93          Shares Granted           200,000
Plan                                90          Option Price            $11.8905
--------------------------------------------------------------------------------
VESTING SCHEDULE                    EXERCISABLE
----------------------------------  --------------------------------------------
         Granted Full Vest Expires  Exercisable  Total Price  Potential Net Gain
         ------- --------- -------  ----------- ------------- ------------------
Period 1  50,000  3/11/94  3/11/03     50,000     $594,531.25        $0.00
Period 2  50,000  3/11/95  3/11/03     50,000     $594,531.25        $0.00
Period 3  50,000  3/11/96  3/11/03     50,000     $594,531.25        $0.00
Period 4  50,000  3/11/97  3/11/03          0           $0.00        $0.00
         -------                    ----------- ------------- ------------------
         200,000                      150,000   $1,783,593.75        $0.00

OPTION DETAIL
--------------------------------------------------------------------------------
Option Number                   L-3917          Option Type                   NQ
Option Date                    1/20/94          Shares Granted           360,000
Plan                                90          Option Price            $16.2031
--------------------------------------------------------------------------------
VESTING SCHEDULE                    EXERCISABLE
----------------------------------  --------------------------------------------
         Granted Full Vest Expires  Exercisable  Total Price  Potential Net Gain
         ------- --------- -------  ----------- ------------- ------------------
Period 1  90,000  1/20/95  1/20/04     90,000   $1,458,281.25        $0.00
Period 2  90,000  1/20/96  1/20/04     90,000   $1,458,281.25        $0.00
Period 3  90,000  1/20/97  1/20/04          0           $0.00        $0.00
Period 4  90,000  1/20/98  1/20/04          0           $0.00        $0.00
         -------                    ----------- ------------- ------------------
         360,000                      180,000   $2,916,562.50        $0.00

----------------------------------  --------------------------------------------
EXERCISES                           CANCELLATIONS
----------------------------------  --------------------------------------------
Date     Type     Shares   Value    Date           Reason          Shares
----     ----     ------   -----    ----           ------          ------

II.  AUTOMOBILE

     1993 Mercedes 500 SL (currently using)

III. OFFICE EQUIPMENT

     Office equipment currently in Avansino's possession